UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 9, 2016

Date of Report (Date of earliest event reported)

BRIDGEWATER PLATFORMS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-199582	33-123170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Isom, Suite 306 San Antonio, TX	78216
(Address of principal executive offices)	(Zip Code)

(210) 858-3970

Registrant’s telephone number, including area code

_____________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDEMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

On November 7, 2016, Bridgewater Platforms Inc. (the "Company") filed a Certificate of Amendment with the Nevada Secretary of State (the “Nevada SOS”) whereby it amended its Articles of Incorporation by (a) increasing the Company’s authorized number of shares of common stock from 75 million to 900 million (b) increasing all of its issued and outstanding shares of common stock at a ratio of thirty-six (36) shares for every one (1) share held and (c) creating a class of Preferred Stock. The Company’s Board of Directors approved this amendment on November 3, 2016.

On November 7, 2016, the Company filed Articles of Merger with the Nevada SOS whereby it entered into a statutory merger with its wholly-owned subsidiary, Mirage Energy Corporation pursuant to Nevada Revised Statutes 92A.200 et. seq. The effect of such merger is that the Company IS the surviving entity and changed its name to “Mirage Energy Corporation”

On November 9, 2016, the Company filed an Issuer Company-Related Action Notification Form with FINRA requesting that the aforementioned forward split and name change be effected in the market. The Company also requested that its ticker symbol be changed to “MIRA”. Such notification form is being reviewed by FINRA.

ITEM 9.91 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3(i)	Amendment to the Company’s Articles of Incorporation filed on November 7, 2016 with the Nevada Secretary of State.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGEWATER PLATFORMS, INC.

DATE: November 10, 2016	By:	/s/ Michael Ward
	Name:	Michael Ward
	Title:	President

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